Exhibit 23.6

CONSENT OF

CREDIT SUISSE FIRST BOSTON CORPORATION

Board of Directors

Hughes Electronics Corporation
200 N. Sepulveda Boulevard
El Segundo, California 90245

Board of Directors

General Motors Corporation
300 Renaissance Center
Detroit, Michigan 48265

Members of the Boards:

      We hereby consent to the inclusion of our opinion letter, dated October 28, 2001, to the Boards of Directors of Hughes Electronics Corporation (“Hughes”) and General Motors Corporation (“GM”) as attached on pages C-12 through C-15 of Appendix C to the Consent Solicitation Statement/ Information Statement/Prospectus included in the Registration Statement dated May 29, 2002 (the “Registration Statement”) of HEC Holdings, Inc. on Form S-4 relating to the proposed merger of Hughes and EchoStar and to the references made to our firm and to such opinion therein under the headings “Summary— Recommendation of the GM Board of Directors,” “The Transactions— GM Background and Considerations— GM’s Development of the Transactions,” “The Transactions— GM Background and Considerations— Recommendations of the Hughes Board of Directors, the GM Capital Stock Committee, and the GM Board of Directors; Fairness of the GM/Hughes Separation Transactions and the Hughes/EchoStar Merger,” “The Transactions— GM Background and Considerations— Fairness Opinions of Hughes’ Financial Advisors— Credit Suisse First Boston Fairness Opinion,” and “The Transactions— GM Background and Considerations— Fairness Opinions of Hughes’ Financial Advisors— Joint Presentation of Hughes’ Financial Advisors.” In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are “experts” with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CREDIT SUISSE FIRST BOSTON CORPORATION

By:	/s/ WILLIAM RAINCSUK _____________________________________ Name: William Raincsuk Title: Managing Director Date: May 29, 2002